Exhibit 10.1

This is Annexure "A" to the Lease between ESR Investment Nominees 3 (Australia) Pty Limited (ACN 146 630 239) (Landlord) and Netcomm Wireless Pty Ltd ( ACN 002 490 486) (Tenant) in respect of premises Part Folio Identifier 2/1095363 being Level 1, Suite 2.02 and Level 5, 18 - 20 Orion Road, Lane Cove New South Wales

Contents

1.	Definitions and interpretation	6
2.	Rent	13
3.	Not used.	13
4.	Outgoings and other payments for Services	13
5.	Payment Requirements	14
6.	Insurances	15
7.	Indemnities and Releases	16
8.	Use	17
9.	Tenant's Additional Obligations	19
10.	Cleaning the Premises	20
11.	Repair and Tenant's Works	20
12.	Transfer and Other Dealings	22
13.	Landlord's Additional Obligations and Rights	24
14.	Expiry or Termination	27
15.	Holding Over	28
16.	Damage to the Premises	28
17.	Default	30
18.	Costs, Charges and Expenses	32
19.	Notices	33
20.	Miscellaneous	33
21.	Bank Guarantee and Security Deposit	35
22.	Guarantee and Indemnity	37
23.	Option for a New Lease	40
24.	Privacy	40
25.	Limitation of liability	41
26.	Not used	42
27.	Environmental Sustainability	42
Schedule 1 - Rules		42
Signing Page		44

Reference Schedule

ITEM	TERM

1.	Land (clause 1.1)

	Land:	The land described in Folio Identifier 2/1095363

	Building:	All buildings located on the Land

2.	Landlord	Name:	ESR Investment Nominees 3 (Australia) Pty
	(clauses 1.1 and 19)	Limited (ACN 146 630 239)

		Address:	care of ESR Real Estate, Level 29, 20 Bond Street, Sydney, New South Wales 2000

Email Address:

		Attention:	Alex Cable/ Property manager

3.	Tenant (clauses 1.1	Name:	Netcomm Wireless Pty Ltd ACN 002 490 486
and 19)
		Address:	Level 5, 18 - 20 Orion Road, Lane Cove New South Wales 2066

Email Address:

Attention:

4.	Premises (clause 1.1)	Level 1, Suite 2.02, and Level 5, of 18 - 20 Orion Road, Lane Cove New South Wales

5.	Permitted Use (clauses 1.1 and 8)	Commercial Offices and Laboratory
The Tenant is required to obtain all the necessary approvals in connection with the Permitted Use and use of the Premises

6.	Term (clauses 1.1)	Years:	Three (3) years

		Commencement Date:	1 February 2021

		Expiry Date:	31 January 2024

7.	Option Term (clauses 1.1 and 23)	Term of Option Term:	Not Applicable

		Commencing Date:	Not Applicable

		Terminating Date:	Not Applicable

8.	Rent (clauses 1.1 and 2)	Rent:	$319 per square metre plus GST per annum (subject to survey)

Day of month on which
Rent instalments are due: First

9.	Review (clauses 1.1		Review Dates	Type or Review
and 3)
		During Term:	On each anniversary of	Fixed Review
			the Commencement Date	annually on each
anniversary of the
Commencing Date by a fixed increase of 3.50% over the Rent for the immediately preceding year

		During Option	On commencement of	Not Applicable
		Term:	the Option Term

			On each anniversary of	Not Applicable the
commencement of
the Option Term

10.	Tenant's Contribution (clauses 1.1 and 4)	Outgoings Year:	30 June

11.	Option Notice (clauses 1.1 and 23)	Notice:	Not applicable

12.	Public Liability Insurance (clause 6)	Insurance:	$20 million

13.	Guarantor (clauses	Guarantor:	Not applicable
1.1 and 22)

14.	Access Hours (clause 1.1)	Access Hours: Holidays	8am to 6pm Monday to Friday, excluding Public

15.	Bank Guarantee (clause 1.1 and 21)	Bank Guarantee:

An amount equal to four (4) months' Rent, Car Park licence fee (if applicable), storage licence fee (if applicable) and Tenant's Contribution to Outgoings (plus GST) calculated based on Year 1 of the Lease

		Security Deposit:	Not applicable

16.	Interest Rate (clauses 1.1, 5.6, 17.3, 17.8 and 22.4)	Interest Rate:	3% above the Commonwealth Bank’s Overdraft Reference Rate

17.	Car Parking (clauses 1.1 )	Car Parking Spaces:	Not applicable

		Car Park Fee:	Not applicable

1.	Definitions and interpretation

1.1	Definitions

The following definitions, together with those in the Reference Schedule, apply unless the contrary intention appears. Item numbers referred to are those in the Reference Schedule. Other definitions are on the cover sheet of this Lease.

Access Hours means the hours described in Item 14.

Authority means any government department, local council, government or statutory authority, public or private utility or other public or private body, which has jurisdiction, powers, duties or a right to impose a requirement (including a requirement that its consent be obtained) or charge a fee in connection with the Premises, the Services or the Land.

Bank Guarantee means an irrevocable and unconditional undertaking in favour of the Landlord which:

(a)	specifies that it provides security for the performance by the Tenant of its obligations under this Lease of the Premises from the Landlord;

(b)	is otherwise on terms acceptable to the Landlord (acting reasonably); and

(c)	contains an expiry date no earlier than 12 months after Expiry Date,

by a reputable Australian bank acceptable to the Landlord in its absolute discretion (or, at the Landlord's discretion, another financial institution) carrying on business in Sydney requiring the bank (or other financial institution) to pay on demand, whether by one or more requests, the amount in Item 15 (or any replacement or addition to it under clause 21).

Building means the building from time to time erected on the Land specified in Item 1.

Car Parking Fee means the amount set out in Item 17, subject to review in the same manner and at the same time as Rent.

Commencement Date means the commencing date specified on the cover sheet of this Lease.

Common Areas means those parts of the Land or the Building which the Landlord intends for common use.

Commonwealth Bank’s Overdraft Reference Rate means the rate quoted by Commonwealth Bank of Australia for unsecured overdraft accommodation or if that rate (or any replacement of it) is no longer quoted by Commonwealth Bank of Australia, then by applying a published rate which in the opinion of the Landlord equates most closely to that rate.

Current Annual Rent has the meaning given in clause 3.11.

Dispute Notice has the meaning given in clause 3.2.

Expiry Date means the terminating date specified on the cover sheet of this Lease or the end of any period of holding over under clause 15, as appropriate.

Fixed Rent Review Date means each date in Item 9 where the words "Fixed Review" appear.

GST Amount means, in relation to a Taxable Supply, the amount of GST payable in respect of that Taxable Supply.

GST Law has the meaning given by the A New Tax System (Goods and Services Tax) Act 1999, or, if that Act does not exist, means any Act imposing or relating to the imposition or administration of a goods and services tax in Australia and any regulation made under that Act.

Guarantor means each person named in Item 13.

Handover Date means the date possession was first given to the Tenant whether under this or a preceding lease.

Hazardous Materials means any substance, gas, liquid, chemical, mineral or other physical or biological matter which is or may become toxic, flammable, inflammable or which is otherwise harmful to the environment or any life form or which may cause pollution, contamination or any hazard or increase in toxicity in the environment or may leak or discharge or otherwise cause damage to any person, property or the environment.

Incentive means anything the Landlord gives to or at the direction of the Tenant to induce it to sign this Lease, including any inducement, incentive or concession of any kind however named or structured, including any premium or capital payment, any period of abatement or reduction of rent, rent free period or other payments, the payment of or contribution to the cost of fitout of the Premises or the provision of a fitout of a quality or standard different or superior to that of the fitout of comparable premises.

Input Tax Credit has the meaning given by the GST Law and a reference to an Input Tax Credit entitlement of a party includes an Input Tax Credit for an acquisition made by that party but to which another member of the same GST Group is entitled under the GST Law.

Insolvency Event means the happening of any of these events:

(a)	an application (not being a frivolous or vexatious application) is made to a court for an order or an order is made that a body corporate be wound up;

(b)

an application (not being a frivolous or vexatious application) is made to a court for an order appointing a liquidator or provisional liquidator in respect of a body corporate, or one of them is appointed, whether or not under an order;

(c)

a body corporate is deregistered or notice of intention to procure or an application for deregistration of the body corporate is made by any person or by the Australian Securities and Investments Commission;

(d)

except to reconstruct or amalgamate while solvent on terms approved by the Landlord (acting reasonably), a body corporate enters into, or resolves to enter into, a scheme of arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involving any of them;

(e)

a body corporate resolves to wind itself up, or otherwise dissolve itself, or gives notice of intention to do so, except to reconstruct or amalgamate while solvent on terms approved by the Landlord (acting reasonably) or is otherwise wound up or dissolved;

(f)	a body corporate is or states that it is insolvent;

(g)	as a result of the operation of section 459F(1) of the Corporations Act 2001 (Cth), a body corporate is taken to have failed to comply with a statutory demand;

(h)

a body corporate is, or makes a statement from which it may be reasonably deduced by the Landlord that the body corporate is, the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act 2001 (Cth);

(i)	a body corporate takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation or an administrator is appointed to a body corporate;

(j)	a person becomes an insolvent under administration as defined in section 9 of the

Corporations Act 2001 (Cth) or action is taken which could result in that event; or

(k)	anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction and including deregistration or dissolution.

Institute means the Australian Property Institute Inc. (the division for the state in which the Premises are located).

Land means the land described in Item 1 and the Building and all other improvements erected on it from time to time.

Landlord's Property means all plant, equipment, fixtures, fittings, furniture, furnishings and other property which the Landlord provides in the Premises.

Lettable Area means the lettable area calculated by the Landlord's surveyor (and apportioned where necessary between industrial and commercial/office uses) using the method of measurement the Landlord notifies to the Tenant.

Loss of Bargain Damage means the amount being the difference between:

(a)

all money which would have been received or recovered by the Landlord from the Tenant under this Lease for the period of the Term remaining after termination of this Lease had it been fully performed by the Tenant and after deducting the amount of the Incentive repayable by the Tenant under clause 17.7; and

(b)

the money which the Landlord, using its reasonable endeavours, is likely to receive from the Premises from a replacement tenant for the period of the Term of this Lease remaining after the termination of this Lease after allowing for any actual or anticipated vacancy during the letting up period and any abatement, concession, incentive or inducement in any form which has been or may be paid, allowed or conceded by the Landlord to obtain that sum of those moneys, where in each case that money is discounted back to a net present value calculated at the date of termination of this Lease by applying a discount rate equivalent to the rate (expressed as a percentage per annum) of the Commonwealth Bond 10 year Indicator Rate published in the Australian Financial Review or elsewhere on the date of that termination or, if that rate is not published at that date, by applying a published rate which in the opinion of the valuer referred to in clause 17.5 (acting as an expert and not as an arbitrator) equates most closely to it.

Make Good means to:

(a)

without limiting the Tenant’s obligations under paragraphs (b) to (o), remove (regardless of ownership and unless advised otherwise by the Landlord at least three (3) months before the end of the Term) all internal walls, partitions, alterations, additions, fixtures, joinery, racking, furniture, services fittings, furnishings, signage, cables, conduits and wires existing in the Premises at the Handover Date and whether installed by the Tenant, the Tenant’s Employees and Agents, the Landlord or any other person, so that the Premises are in an open plan base building condition and configuration; and

(b)	remove all Tenant’s Property from the Premises; and

(c)	properly repair any damage caused by the removal of things referred to in paragraphs (a) and (b) of this definition; and

(d)	reinstate any part of the Premises which has been penetrated or altered by the Tenant or the Tenant's Employees and Agents; and

(e)	reinstate the Services benefiting the Premises to achieve:

(i)	the even distribution of Services throughout the Premises

(ii)	a consistent approach to the design of Services in the Premises;

(iii)	compliance with the statutory regulations and codes applicable to the Premises; and

(iv)	leave them in good repair and condition; and

(f)	put the ceiling support grid, supports, ceiling tiles and lighting into good repair and condition (including as to level); and

(g)	pay the Landlord's costs of removing and replacing any floor coverings in the Premises that are not carpet (with new coverings approved by the Landlord); and

(h)	make good any damage to the warehouse floor or any uncovered floor caused by the Tenant or the Tenant’s Employees and Agents; and

(i)

thoroughly clean the Premises, professionally clean the carpet or other floor coverings (including the warehouse floor or any uncovered floor), professionally clean all light fittings, replace all light globes/tubes and remove all rubbish, waste and materials brought onto or left in or about the Premises or the Building by the Tenant or the Tenant's Employees and Agents; and

(j)

decontaminate and remediate any part of the Land, Landlord's property or the Tenant's fixtures which is or becomes contaminated or polluted or in need of decontamination or remediation pursuant to any Law as a result of the Tenant use or occupation of the Premises (including under any previous lease);

(k)

wash down, properly prepare and paint (with at least 2 coats in a colour specified by the Landlord), stain, wallpaper or otherwise treat all surfaces inside and outside the Premises as directed by the Landlord so that they are reinstated to the condition they were in as at the Handover Date or are in base building condition, as required by the Landlord; and

(l)	replace curtains, blinds and other furnishings and decorations which are, in the Landlord's opinion, acting reasonably, worn or damaged; and

(m)	make good any damage caused to all surfaces inside the Premises , so that they are reinstated to the condition they were in as at the Handover Date; and

(n)	dispose of waste resulting from removal of existing fitout in an environmentally sensitive manner where possible; and

(o)	if required by the Landlord, leave, repair, and make good, part or all of the fitout in the Premises as directed by the Landlord so as to permit the re-use of the fitout by a future tenant; and

(p)	if required by the Landlord, co-operate with an incoming tenant to enable fitout to be re- used.

Market Rent Review Date means each date in Item 9 where the words "Current Market Rent" appear.

Option Notice means a notice given by the Tenant to the Landlord exercising an option to enter into a new lease for an Option Term.

Option Term means the period described in Item 7 as being the Option Term, which begins at midnight at the beginning of the date specified in Item 7 as the Commencing Date and ends at midnight at the end of the date specified in Item 7 as the "Terminating Date".

Outgoings means all amounts paid or payable by the Landlord for an Outgoings Year in connection with the Land (other than the cost of capital works or structural works, subject to paragraph (n)), including:

(a)	rates, land taxes (on a single holding basis) and other charges imposed by any Authority; and

(b)	taxes (except income or capital gains tax), levies, imposts, deductions, charges, withholdings and duties imposed by any Authority; and

(c)	insurance which the Landlord reasonably considers is appropriate (including for loss of rent); and

(d)	cleaning the Land (except for those parts which are let) including the Common Areas and keeping it free of vermin and refuse and supplying items usually supplied in washrooms and toilets; and

(e)	outdoor gardening and landscaping of the Land and areas near it and maintenance of the gardens and landscaped areas; and

(f)	building staff, caretaking services, security and regulating traffic; and

(g)	facilities and property management fees and expenses and administration expenses; and

(h)	supplying, maintaining, repairing and replacing Services and upgrading them to comply with the requirements of Authorities and all laws or to satisfy the requirements of the Landlord; and

(i)	charges for the supply of Services which are not separately metered to an occupier, including usage charges; and

(j)	repairs and maintenance which no occupier is obliged to do; and
(k)	the provision and upkeep of signs and directory boards and information systems; and

(l)	the cost of auditing the amount of Outgoings for an Outgoings Year; and

(m)	fair market rental and other costs with respect to any management office for the Building; and

(n)

protecting the Building or the Land or any part thereof including the Services or any infrastructure from fire including fire protection services, fire protection equipment and fire protection infrastructure or anything related to or ancillary to those things; and, if the Land has sections which are used for different purposes or an occupier of the Land incurs a cost solely in connection with its occupation of the Land, then the Landlord may apportion which proportion of the Outgoings will be referable to the section to which the Premises belong and this amount is to be the amount represented by "A" in the definition of Tenant's Contribution and the percentage represented by "TP" in that definition is to be the proportion (expressed as a percentage) which the area of the Premises bears to the area of that section.

Outgoings Year means the 12 month period ending on the date specified in Item 10 in each year or on another day specified in a notice which the Landlord gives to the Tenant.

Permitted Purpose means use by the Tenant to park one vehicle in each car parking space designated to the Tenant and for no other purpose.

Permitted Use means the use in Item 5.

PPSA means the Personal Property Securities Act 2009 (Cth).

PPSA Lease has the meaning given by section 13 of the PPSA.

Premises means the premises described in Item 4. The Premises include the Landlord's Property.

Principal Contractor has the meaning given to 'principal contractor' in the WHS Regulation.

Reference Schedule means the reference schedule of this Lease.

Related Agreement means any document entered into by the Landlord and the Tenant (or parties related to the Tenant) in connection with this Lease.

Rent means the yearly amount in Item 8 as varied under this Lease.

Rent Day means the Commencement Date and, for each subsequent month, the day in Item 8.

Review Notice has the meaning given in clause 3.1.

Rules means the rules of the Land or the Building (as determined by the Landlord) set out in Schedule 1 as varied or added to under this Lease.

Security means any or all of:

(a)	a charge, mortgage, lien or pledge; or

(b)	a security interest as defined in the PPSA.

Security Deposit means a deposit by cash or bank cheque for the amount identified in Item 15.

Services means services such as water, sewerage, drainage, gas, electricity (including electricity generated from renewable and low-carbon sources), communications, fire fighting, air conditioning, lifts and escalators to or of the Premises or the Land which is provided by Authorities, the Landlord or any person authorised by the Landlord and includes all plant and equipment in connection with them.

Taxable Supply has the meaning given by the GST Law, excluding the reference to section 84-5 of the A New Tax System (Goods and Services Act) 1999 (Cth).

Tenant's Business means the business carried on from the Premises.

Tenant's Contribution means for an Outgoings Year:

where:

TP =	the proportion that the area of the Premises bears to the net lettable area of the Building or Buildings on the Land, as determined by the Landlord from time to time

N =the number of days of the Term in that Outgoings Year A =the Outgoings for that Outgoings Year

Y =the number of days in that Outgoings Year

Tenant's Employees and Agents means each of the Tenant's employees, officers, agents, contractors and invitees.

Tenant's Property means all property on the Premises which is not Landlord's Property or Services.

Tenant Service Request System means the Landlord’s web based system for general tenant and Landlord communication.

Term means the period from and including the Commencement Date to and including the Expiry Date.

Unremedied Breach means a breach by the Tenant in respect of which the Landlord has given the Tenant a notice requiring remedy of the breach within a reasonable period, and the Tenant failed to comply with the Landlord's notice.

Valuer means a person nominated in writing by the president (or other principal officer for the time being) of the Institute in accordance with clause 3.6 who, as at the date of the nomination, must:

(a)	have practised as a valuer for not less than 5 years in the Sydney metropolitan area;

(b)	be a member of the Institute; and

(c)	be registered to practise as a valuer of the kind of premises for which rent review is required under this Lease.

WHS Act means the Work Health and Safety Act 2011 (NSW);

WHS Laws means any occupational health and safety law, regulation or by-law that applies to any work carried out or to be carried out on the Premises and includes the provisions under the WHS Act and the WHS Regulation;

WHS Regulation means the Work Health and Safety Regulations 2017 (NSW);

1.2	Interpretation

Unless the contrary intention appears:

(a)	the singular includes the plural and vice versa;

(b)	person includes a firm, a body corporate, an unincorporated association or an Authority;

(c)	an agreement, representation or warranty:

(i)	in favour of two or more persons, is for the benefit of them jointly and severally; and

(ii)	on the part of two or more persons, binds them jointly and severally; and

(d)	a reference to:

(i)	this Lease in the cover sheet, any annexure or schedule to this Lease is a reference to the lease constituted by the cover sheet and each of those annexures and schedules; and

(ii)	a person includes the person's executors, administrators, successors, substitutes (including persons taking by novation) and assigns; and

(iii)	a document includes any variation or replacement of it; and

(iv)	a law includes regulations and other instruments under it and amendments or replacements of any of them; and

(v)	a thing includes the whole and each part of it collectively and each of them individually; and

(vi)	a financial rate includes any replacement of that rate from time to time; and

(vii)	a group of persons includes all of them collectively, any two or more of them collectively and each of them individually; and

(viii)	the president of a body or Authority includes any person acting in that capacity; and

(ix)

Guarantor is a reference to all of the persons named as Guarantor jointly and each of them severally. An agreement, representation, warranty or indemnity on the part of the Guarantor binds the persons named as Guarantor jointly and each of them severally; and

(e)	including (in any form) or such as when introducing a list of items does not limit the meaning of the words to which the list relates to those items or to items of a similar kind.

2.	Rent

2.1	Payment of Rent

The Tenant must pay the Rent by equal monthly instalments in advance on each Rent Day.

2.2	Broken periods

If an instalment is for a period of less than one month, then that instalment is that proportion of one twelfth of the Rent which the number of days in the period bears to the number of days in the month in which that period begins.

2.3	Set Rent increases

The Rent increases on and from each Fixed Rent Review Date by the percentage associated with that Fixed Rent Review Date in Item 9.

3.	Not used.

4.	Outgoings and other payments for Services

4.1	Tenant’s percentage

The Tenant's percentage of Outgoings is the proportion (expressed as a percentage) that the area of the Premises bears to the area of the Building (as determined by the Landlord).

4.2	Tenant's Contribution to Outgoings

The Tenant must pay the Tenant's Contribution for each Outgoings Year within 14 days after notice is given under clause 4.6.

4.3	Payments on account of Tenant's Contribution

The Landlord may give the Tenant a notice for each Outgoings Year stating the Landlord's estimate of the Outgoings and the Tenant's Contribution for that Outgoings Year. The Landlord may revise the estimate at any time.

4.4	Payment by instalments

If the Landlord gives a notice under clause 4.3, the Tenant must pay instalments in advance on each Rent Day on account of the Tenant's Contribution. Each instalment is the Landlord's estimate of the Tenant's Contribution for the Outgoings Year divided by the number of Rent Days (excluding the Commencing Date) in that Outgoings Year.

4.5	Subsequent Outgoings Years

In each Outgoings Year after the first, until the Landlord gives the Tenant a notice of the Landlord's estimate for that Outgoings Year, the Tenant must pay on each Rent Day, on account of the Tenant's Contribution, an instalment equal to that payable on the previous Rent Day.

4.6	Notice of actual Outgoings

As soon as possible after the end of an Outgoings Year, the Landlord must give to the Tenant a notice giving reasonable details of the actual Outgoings.

4.7	Adjustments

On the next Rent Day after the Landlord gives the Tenant a notice of either estimated (including any revision) or actual Outgoings, the Tenant must pay the Landlord (or the Landlord must credit the Tenant with) the difference between what the Tenant has paid on account of the Tenant's Contribution for the Outgoings Year to which the notice applies and what the notice says is payable.

4.8	Change of Area

If the Landlord, acting reasonably, is satisfied that the area of the Land (as determined by the Landlord) or the Premises has changed, the Landlord may notify the Tenant of the revised area and the parties will be bound by the revised area from the date of such notice.  If requested by the Tenant, the Landlord will provide a plan evidencing any alteration to the Premises area.

4.9	Services to Premises

(a)

The Tenant must pay on time for all Services used in the Premises including 100% of the cost of Services separately metred to the Premises or designated to the Premises or consumed in the Premises and immediately pay all costs incurred by the Landlord in installing meters or submeters to the Premises (which the Landlord may do in its discretion).

(b)	The Tenant must maintain any meters or submeters installed in the Premises.

5.	Payment Requirements

5.1	Method of payment

The Tenant must make payments under this Lease to the Landlord (or to a person nominated by the Landlord in a notice to the Tenant) by the method which the Landlord reasonably requires (including by direct debit or other electronic funds transfer) without set-off, counterclaim, withholding or deduction.

5.2	No demand

The Landlord need not make demand for any amount payable by the Tenant unless this Lease says that demand must be made.

5.3	Rent Day

If the Tenant must pay an amount on the next Rent Day and there is no next Rent Day, then the Tenant must pay that amount within 7 days after the Landlord demands it.

5.4	Expiry or termination

Expiry or termination of this Lease does not affect the Tenant's obligations to make payments under this Lease for periods before then.

5.5	GST indemnity

(a)	Capitalised expressions which are not defined in this Lease but which have a defined meaning in the GST Law have the same meaning in this clause.

(b)

If GST is payable on a Taxable Supply made under, by reference to or in connection with this Lease, the party providing the Consideration for that Taxable Supply must also pay the GST Amount as additional Consideration. This clause does not apply to the extent that the Consideration for the Taxable Supply is expressly stated to be GST inclusive.

(c)

Any reference in the calculation of any indemnity, reimbursement or similar amount to a cost, expense or other liability incurred by a party, must exclude the amount of any Input Tax Credit entitlement of that party in relation to the relevant cost, expense or other liability. A party will be assumed to have an entitlement to a full Input Tax Credit unless it demonstrates otherwise prior to the date on which the Consideration must be provided.

(d)	The GST Amount is payable on the earlier of:

(i)	the first date on which all or any part of the Consideration for the Taxable Supply is provided; and

(ii)	the date 7 days after the date on which a Tax Invoice is issued in relation to the Taxable Supply.

(e)	This clause will continue to apply after expiration or termination of this Lease.

5.6	Interest on overdue money

If the Tenant does not pay any amount payable by it under this Lease on time, it must pay interest on that amount on demand by the Landlord from when it becomes due for payment until it is paid in full. The Tenant must pay the interest at the end of each month without demand. Interest is calculated from the due date for payment on daily balances at the rate set out in Item 16.

6.	Insurances

6.1	Tenant to take out insurance

The Tenant must:

(a)

in connection with the Premises, effect no later than the Commencement Date and maintain throughout the Term with independent and reputable insurers and on terms approved by the Landlord (who may not unreasonably withhold its approval) in the name of the Tenant and noting the interest of the Landlord as a 'Joint Loss Payee':

(i)	public liability insurance for at least the amount in Item 12 in respect of each occurrence (as varied by notice from time to time from the Landlord (acting reasonably) to the Tenant);

(ii)	plate glass insurance for replacement value;

(iii)	insurance to cover loss or damage to the Tenant's Property and for an amount equal to the value of the Tenant's Property;

(iv)	workers compensation insurance; and

(v)

other insurances which are required by law or which, in the Landlord's reasonable opinion, a prudent tenant of the Premises would effect, including those in connection with Tenant's works on the Premises;

(b)

on each renewal date of the insurances required to be effected under clause 6.1(a) and otherwise when asked to do so, give the Landlord evidence that it has complied with clause 6.1(a) and, if requested by the Landlord, do all things reasonably required to assist the Landlord in any review of insurance arrangements undertaken by or on behalf of the Landlord;

(c)	notify the Landlord if:

(i)	an insurance policy required by this clause 6.1 is cancelled; or

(ii)	an event occurs which may give rise to a claim under or which may affect rights under an insurance policy in connection with the Premises, the Land, the Building or property in them; or

(iii)	if the Tenant becomes aware that the insurer is or may be the subject of an Insolvency Event; and

(d)	ensure that all insurance policies taken out under this clause 6 are on an occurrence, not a claims made, basis.

6.2	Effect on insurances

The Tenant may not, without the Landlord’s approval, do or fail to do anything which may:

(a)	affect rights under any insurance required to be effected under clause 6.1; or

(b)	affect the right to make any claim under any such insurances; or

(c)	increase an insurance premium payable by the Landlord in connection with the Premises, the Land, the Building or property in them; or

(d)

conflict with any laws or the requirements of any Authority or with any requirement of the Landlord's insurer(s) relating to fire or fire safety or prevention or with any insurance policy in respect of the Premises, the Land, the Building or property in them.

The Tenant must pay the actual cost to the Landlord of giving its approval under this clause 6.2 and also any additional or excess premiums payable.

6.3	Landlord to maintain insurance

The Landlord will maintain the following insurances:

(a)	public liability insurance for an amount reasonably determined by the Landlord from time to time in respect of each occurrence; and

(b)	industrial special risks policy covering loss or damage to the Premises (including loss of gross rent for up to 24 months).

7.	Indemnities and Releases

7.1	Exclusion of Landlord’s liability

The Tenant occupies the Premises and uses the Building and the Land at its own risk.

7.2	Indemnities

The Tenant is liable for and indemnifies the Landlord against liability, loss or damage arising from, and cost incurred in connection with, any of the following:

(a)	damage, loss, injury or death caused or contributed to by the wilful or negligent act or omission or by the default of the Tenant or of the Tenant's Employees and Agents; and

(b)	the Landlord doing anything which the Tenant must do under this Lease but has not done or which the Landlord considers the Tenant has not done properly; and

(c)	any breach of any environmental laws by the Tenant or by the Tenant's Employees and Agents; and

(d)	any breach of any work, health and safety laws by the Tenant or by the Tenant's Employees and Agents; and

(e)	any breach by the Tenant of this Lease; and

(f)	any breach of a warranty given by the Tenant under this Lease; and

(g)	any accident on or about the Land or the Building not caused by the Landlord,

except to the extent caused by the negligent act or negligent omission or by the default of the Landlord or its employees, contractors or agents.

7.3	Release of Landlord

The Tenant releases the Landlord from, and agrees that the Landlord is not liable for, liability or loss arising from, and cost incurred in connection with, any of the following:

(a)	damage, loss, injury or death unless it is caused by the Landlord's wilful or negligent act or omission or by the default of the Landlord; and

(b)	anything the Landlord is permitted or required to do under this Lease; and

(c)	subject to the Landlord having complied with its obligations in clause 13.3, a Service not being available, being interrupted or not working properly; and

(d)	subject to the Landlord having complied with its obligations in clause 13.3, the Landlord's plant and equipment not working properly; and

(e)	any fire, bomb threat or other emergency drill or the Tenant evacuating the Land or the Building because of any fire, bomb threat or other emergency; and

(f)	the operation of any statute, regulation or notice issued by an Authority; and

(g)	any strike, accident, riot, industrial action or civil disturbance; and

(h)	the Landlord being required to investigate, test, evaluate, monitor, remediate, secure or manage any contamination or environmental matter concerning the Land or the Building.

7.4	Independent obligation

Each indemnity is independent from the Tenant's other obligations and continues during this Lease and after it expires or is terminated. The Landlord may enforce an indemnity before incurring expense.

8.	Use

8.1	Permitted Use

The Tenant must use the Premises only for the Permitted Use.

8.2	Tenant to satisfy itself

The Tenant represents to the Landlord that it has satisfied itself that the Premises, the Land, the Building and the Services are suitable for the Permitted Use.

8.3	No warranty as to use

The Landlord gives no warranty (either present or future) as to the suitability of the Premises or the use to which the Premises may be put. The Tenant:

(a)	accepts this Lease with full knowledge of and subject to any prohibitions or restrictions on the use of the Premises from time to time under any laws or the requirements of any Authority; and

(b)	must obtain, maintain and comply at its cost with any consent or approval from any Authority necessary or appropriate for the Permitted Use under any requirement or law; and

(c)	must not by any act or omission cause or permit any consent or approval referred to in clause 8.3(b) to lapse or be revoked.

8.4	Work Health & Safety

The Tenant agrees:

(a)

that it is the controller of the Premises and that it will comply at its own expense with all obligations which the Tenant has under the WHS Laws as a controller of premises and employer, including its obligation to conduct a risk assessment of its activities within the Premises; and

(b)	to notify the Landlord of any risks to the health and safety of persons using:

(i)	the Premises; or

(ii)	the Landlord’s Property;

immediately after becoming aware of such risks.

8.5	Appointment of Lessee as Principal Contractor

(a)

Without limiting or in any way affecting the Lessee's obligations under this Lease, or otherwise at Law, where any work is to be undertaken at the Premises (whether during the Term or any licence period before the Commencing Date), for the purposes of the WHS Regulations, the Landlord:

(i)	appoints the Tenant and the Tenant accepts its appointment as the Principal Contractor; and

(ii)	authorises the Tenant as Principal Contractor to manage or control the workplace to the extent necessary to discharge the duties of a Principal Contractor under the WHS Regulations.

(b)	Where clause 8.5(a) applies:

(i)	the Tenant must perform the functions and discharge the duties of Principal Contractor; and

(ii)	the Tenant's appointment as Principal Contractor for the Work continues until the End Date.

Despite clause 8.5(a), the Tenant may ask the Lessor to consent to the appointment of a third party as the Principal Contractor in place of the Lessee for certain Work and if the Lessor consents to that appointment, the Lessee must immediately ensure the third party is formally appointed as the Principal Contractor.

8.6	Access

Subject to the provisions of this Lease, any law or requirement of an Authority and Item 14, the Tenant may have access to and operate its business from, the Premises during the Access Hours for the Term (and any holding over under clause 15), 24 hours a day, 7 days a week, 52 weeks a year.

9.	Tenant's Additional Obligations

9.1	Compliance with requirements

The Tenant must:

(a)

comply on time with all laws and the requirements of Authorities in connection with the Premises, the Tenant's Business, the Tenant's Property and the use or occupation of the Premises (including obtaining and complying with all permits or approvals), but the Tenant need not carry out structural work unless it is required in connection with the Tenant’s particular use or occupation of the Premises or the act, negligence or default of the Tenant or of the Tenant's Employees and Agents;

(b)

inform the Landlord of damage to the Land, the Building or the Premises or of a faulty Service immediately after it becomes aware of it using the Landlord’s electronically based Tenant Service Request System or such other method as the Landlord shall from time to time notify to the Tenant; and

(c)	observe the recommended maximum load weights throughout the Land, the Building and the Premises; and

(d)	participate in any fire, bomb threat or other emergency drill of which the Landlord gives reasonable notice; and

(e)	evacuate the Premises, the Land or the Building immediately and in accordance with the Landlord's directions when informed of any actual or suspected fire, bomb threat or other emergency; and

(f)	promptly, when asked by the Landlord, do everything necessary for the Tenant to do to enable the Landlord to exercise its rights under this Lease; and

(g)	comply with all Rules of which it has notice. The Tenant acknowledges that it has notice of the Rules in Schedule 1; and
(h)

on or before the date on which the Tenant executes this Lease, procure the Guarantor to give the guarantee and indemnity set out in clause 22 by signing this Lease as guarantor. This clause 9.1(h) is an essential term of this Lease.

9.2	Other activities by the Tenant

The Tenant must not:

(a)	alter the Landlord's Property or remove it from the Premises without the Landlord's approval; or

(b)	store, bring onto, use or release Hazardous Materials on the Premises or in the Common Areas, the Land or the Building except as necessary for the Permitted Use; or

(c)	manufacture, produce or carry on any activity which creates or leads to the creation of any Hazardous Materials except as necessary for the Permitted Use; or

(d)	permit the Premises, the Land, the Building or the environment to be contaminated, polluted or affected by any Hazardous Materials; or

(e)	do or not do anything which would result in any Authority issuing any notice, direction or order requiring any clean up, decontamination, remedial action or making good under any law; or

(f)	do or not do anything which would constitute a violation or contravention of any law relating to the environment or occupational health and safety; or

(g)	do anything in or around the Land or the Building which in the Landlord's reasonable opinion may be annoying, dangerous or offensive; or

(h)	do anything to overload or interfere with the Common Areas, facilities to the Land or the Building or Services nor use them for anything other than their intended purpose; or

(i)	allow anything to endanger or threaten the Land, the Building, the Premises or occupants of the Land or the Building.

9.3	Consequential activities

If the Tenant may not do something in connection with this Lease, then it may not do anything which may result in it happening.

9.4	Tenant’s Employees and Agents

The Tenant must ensure that the Tenant's Employees and Agents comply, if applicable, with the Tenant's obligations under this Lease.

9.5	Directory boards and property branding boards

If the Landlord at the Tenant’s request provides the Tenant with identification of the Tenant’s Business on any sign or directory board installed by the Landlord in or near any entrances to the Land or the Building, the Tenant must pay to the Landlord on demand the Landlord's costs of doing so.

9.6	Advertisements and signs

The Tenant must not, without the Landlord's prior approval (given or withheld in its absolute discretion), and without any relevant approval of an Authority:

(a)	affix or display any advertisement, logo, notice, sign or other device on, to or in the Building; or
(b)

use the name of or any picture, likeness or image of the Building for any advertisement or purpose other than as the address and place of business of the Tenant (and then only while the Tenant is in occupation of the Premises).

10.	Cleaning the Premises

10.1	Tenant to keep clean

The Tenant must:

(a)	keep the Premises and everything in them clean, tidy and free of refuse and vermin and comply with the Landlord's reasonable directions in that regard; and

(b)

enter into and keep in force during the Term a contract to clean the Premises with a contractor approved by the Landlord and ensure that the contractor complies with the Landlord’s reasonable directions in connection with its conduct in the Land or the Building and other contractors working in the Land or the Building.

11.	Repair and Tenant's Works

11.1	Landlord's approval

The Tenant may not carry out any works (including installing fixtures or fittings or making alterations) to or in the Premises without the Landlord's prior written approval (such approval not to be unreasonably withheld). If the Landlord gives approval, it may when giving it, impose conditions. The Tenant must comply with those conditions.

11.2	Tenant's works

The Tenant must ensure that any works which it does, including works under clause 11.4, are done:

(a)	by contractors and consultants who

(i)	are suitably qualified, competent and experienced in carrying out such works; and

(ii)	comply with any experience or competency criteria specified by the Landlord; and

(iii)	comply with the requirements under the work health and safety laws; and

(iv)	have a current public liability insurance policy for at least the amount in Item 12 (or such other amount as the Landlord reasonably considers necessary from time to time); and

(v)	are either nominated by or approved by the Landlord who may not unreasonably withhold its approval; and

(b)	in a proper and workmanlike manner and without disturbance or disruption to other tenants or occupants of the Land or the Building; and

(c)

in accordance with any plans, specifications and schedule of finishes required and approved by the Landlord (who may not unreasonably withhold its approval) which must be accompanied by certifications to the Landlord's satisfaction from architects, engineers or other consultants nominated by the Landlord; and

(d)	in accordance with all laws and the requirements of Authorities and the Tenant must promptly obtain and give to the Landlord any certificate or certificates required by any

Authority approving the occupancy of the Premises by the Tenant and any works completed by the Tenant; and

(e)	in accordance with the Landlord's reasonable requirements and directions from time to time.

The Tenant must stop carrying out the works if requested by the Landlord if the Landlord believes they are in breach of any provision of this Lease, including clause 9.2.

11.3	Repair of items

The Tenant acknowledges that at the Commencement Date (or earlier occupation date, if applicable), the Premises were in good repair and condition.

11.4	Repair and replacement

The Tenant must:

(a)	keep the Premises and the Tenant's Property in good repair and condition, excluding fair wear and tear and having regard to their condition at the Handover Date; and

(b)

promptly replace worn or damaged items in or attached to the Premises (including any glass, Tenant's Property with items of similar quality as at the Handover Date (or earlier occupation date, if applicable), subject to fair wear and tear, structural works or major part component replacement (unless caused or contributed to by the Tenant); and

(c)	promptly make good any damage caused by the Tenant or the Tenant's Employees and Agents to the Premises, the Land or the Building.

12.	Transfer and Other Dealings

12.1	Prohibited dealings

The Tenant may only transfer this Lease, sublet, licence or otherwise part with possession of the Premises in accordance with clause 12.2.

12.2	Transfer conditions

The Tenant may only transfer this Lease or sublet or licence or otherwise part with possession of the Premises if, before it does so:

(a)	at least one month prior to the proposed transfer, sublease, licence or other dealing, it gives the Landlord written notice of the proposed dealing; and

(b)

it satisfies the Landlord (acting reasonably) that the proposed transferee, sub-tenant, licensee or other person taking possession (each called in this clause the new tenant) is financially sound and capable of performing the Tenant's obligations under this Lease and will be conducting the Permitted Use; and

(c)	the Landlord provides its written consent to the transfer, sublease or licence; and

(d)	the Tenant is not released from its obligations under this Lease; and

(e)	the proposed new tenant signs a document relating to the transfer or other dealing in a form reasonably required by the Landlord; and

(f)	any guarantee or guarantee and indemnity, bank guarantee or other security reasonably required by the Landlord is provided; and
(g)	the Landlord has obtained any consents it has agreed to obtain; and

(h)	the Tenant is not in default or any default has been waived in writing by the Landlord; and

(i)	the Tenant and the proposed new tenant comply with all the Landlord's reasonable requirements; and

(j)

in the case of a proposed sublease, if the rent payable by the new tenant under the sublease is at a rate per square metre which is less than the rate then payable by the Tenant under this Lease, the Tenant must provide to the Landlord a written acknowledgement in a form satisfactory to the Landlord of that fact and that the rent payable by the new tenant under the sublease cannot be used as evidence in the assessment of the Rent payable under this Lease.

12.3	Change in control of Tenant: company

If:

(a)	the Tenant is a company which is not listed or is wholly owned by a company which is not listed on the Australian Securities Exchange; and

(b)

there is a proposed change in the shareholding of the Tenant or its holding company so that a different person or group of persons from that existing at the date on which the Tenant acquired its interest in this Lease will control the composition of the board of directors or more than 50% of the shares giving a right to vote at general meetings, then that proposed change in control is treated as a proposed transfer of this Lease, the person or group of persons acquiring control is treated as the proposed new tenant and clause 12.2 (except for clause 12.2(d)) applies.

12.4	Change in control of Tenant: unit trust

If:

(a)	the Tenant is the trustee of a unit trust which is not listed on the Australian Securities Exchange; and

(b)

there is a proposed change in the ownership of units in the unit trust so that a different person or group of persons from that existing at the date on which the Tenant acquired its interest in this Lease will effectively control the unit trust, then that proposed change in control is treated as a proposed transfer of this Lease, the person or group of persons acquiring control is treated as the proposed new tenant and clause 12.2 (except for clause 12.2(d)) applies.

12.5	Securities

(a)	The Tenant:

(i)	must not create or allow to exist a Security over the Tenant's interest in this Lease; and

(ii)	must not, without the Landlord's written approval, create or allow to exist a Security over the Tenant's Property which is not a Permitted Security.

(b)	The Landlord must not unreasonably withhold the Landlord's approval to a request under clause 12.5(a)(ii) for a Security being created over the Tenant's Property if the Security being created is:

(i)	a general security agreement over the Tenant's assets (excluding this Lease); and
(ii)	granted by the Tenant in the ordinary course of business in good faith as a means of securing a bank overdraft facility or financing the Tenant's Property (as the case may be).

(c)	An approval provided by the Landlord under clause 12.5(a)(ii):

(i)	may be subject to conditions stipulated by the Landlord; and

(ii)	will be conditional on the Tenant executing a waiver deed in the form required by the Landlord.

(d)	In this clause 12.5, Permitted Security means:

(i)	the interest of a supplier who delivers stock or other goods to the Tenant, in that stock or other goods; or

(ii)	a Security taken over property to the extent that it secures all or part of its purchase price; or

(iii)	the interest of a lessor or bailor under a PPSA Lease; or

(iv)	any Security advised to the Landlord by notice from the Tenant before entering into this Lease and agreed to by the Landlord in writing,

(v)	but does not include any security in this Lease.

12.6	Prohibited Persons and Transactions

The Tenant represents and warrants that neither the Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

12.7	Force majeure

Other than for the Tenant’s obligations under this Lease that can be performed by the payment of money (including payment of Rent and maintenance of insurance), whenever a period of time is prescribed in this Lease for action to be taken by either party, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labour or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

13.	Landlord's Additional Obligations and Rights

13.1	Services

(a)

The Landlord will ensure that all base building components including plumbing, fixtures and fittings, air conditioning and mechanical ventilation, motorised roller shutters, doors and lights are fully operational at the Commencement Date.

(b)

The Tenant acknowledges that as at the Commencement Date, all base building essential services meet the Australian Standards that were required as at the time of construction of the Premises including but not limited to the following: fire hose reels, air conditioning systems, power supplies, exit doors, exit signs, fire detectors, fire doors, fire hydrants, smoke alarms and sprinkler systems. The Landlord has no obligation to ensure that any services to be installed by the Tenant as part of its fitout meet the Australian Standards.

13.2	Quiet enjoyment

Subject to the Landlord's rights, while the Tenant complies with its obligations under this Lease, it may occupy the Premises during the Term without undue interference by the Landlord or by any person rightfully claiming under the Landlord.

13.3	Air conditioning

Subject to the indemnities and releases made by Tenant in favour of Landlord as set forth in clauses 7.2 and 7.3, the Landlord must take reasonable action to keep:

(a)	the air conditioning available to any part of the Premises used as offices at all times on weekdays between 8:30am and 5:00pm; and

(b)	the Landlord's air conditioning plant and equipment in any part of the Premises used as offices in good working order.

The Tenant may not claim compensation or damages or terminate this Lease or stop or reduce payments under it because a Service is not available or is interrupted or fails or any part of the Landlord's Property breaks down.

13.4	Landlord’s Rights

The Landlord may:

(a)

carry out any works on the Land or in or to the Building (including alterations and redevelopment), or close or otherwise use the Common Areas, if the Landlord takes reasonable steps (except in emergencies) to minimise interference with the Tenant's use and occupation of the Premises; and

(b)	exclude or remove any person from the Premises, the Land or the Building; and

(c)	restrict access to Common Areas if the Landlord takes reasonable steps (except in emergencies) to minimise interference with the Tenant's use and occupation of the Premises; and

(d)	permit functions, displays and other activities in the Land or the Building; and

(e)	install and use public address and emergency systems throughout the Land or the Building (including the Premises); and

(f)	change the direction or flow of pedestrian or vehicular traffic into, out of or through the Premises, the Land or the Building; and

(g)	change the name, logo of or signage of the Building; and

(h)	close the Land or the Building in an emergency; and

(i)

install, use, maintain, replace, repair, alter and add to the Services (or any part of them) from, to, servicing or in the Premises, if the Landlord takes reasonable steps (except in emergencies) to minimise interference with the Tenant's use and occupation of the Premises; and

(j)

enter the Premises to carry out fire compliance upgrade or other essential works,and the Tenant may not make any claim or abate any payment or terminate this Lease if the Landlord exercises any of its rights under this clause 13.4.

13.5	Landlord may enter

(a)

The Landlord may, with its architects, consultants, workmen, sustainability engineers, auditors and others authorised by the Landlord, enter the Premises at reasonable times on reasonable notice to see if the Tenant is complying with its obligations under this Lease or to do anything which either party must or may do under this Lease or which is necessary to comply with any law or the requirements of any Authority. In doing so, the Landlord will take reasonable steps to minimise interference with the Tenant’s use and occupation of the Premises.

(b)	If the Landlord decides there is an emergency, the Landlord may enter at any time without notice.

13.6	Prospective tenants or purchasers

After giving reasonable notice, the Landlord may during the Term:

(a)	enter the Premises to show prospective purchasers through the Premises and display from the Premises a sign indicating that the Premises is for sale; and

(b)	show prospective tenants through the Premises and display from the Premises a sign indicating that the Premises is available for lease.

13.7	Enforcing rights

The Tenant acknowledges that the Landlord may enforce its rights against the Tenant whether or not the Landlord enforces its rights against other tenants or occupiers of the Land or the Building.

13.8	To deal with the Land

(a)	The Landlord may:

(i)	subdivide the Land (excluding the Premises); or

(ii)	grant easements or other rights over it or the Premises,

unless this would have a substantial adverse effect on the Tenant's use or occupation of the Premises.

(b)	The Tenant:

(i)	must promptly sign all plans and other documents reasonably required by the Landlord to enable the Landlord to exercise its rights under clause 13.8(a); and

(ii)	must not make any objection, claim for compensation or abatement of Rent or any other money payable under this Lease in relation to any such dealing; and

(iii)	acknowledges that the Landlord may for:

(A)	the purpose of the provision of public or private access to the Land or the Premises;

(B)	the purpose of rectifying any encroachment;

(C)	the support of structures in the future erected on or from adjoining land;

(D)	the purpose of satisfying any condition of any approval issued by any Authority in respect of the development of the Land; or
(E)	any Service,

dedicate land or transfer, grant or create or take the benefit of any easement or other right to or from, or enter into any arrangement or agreement with, any owners, tenants or occupiers or others having an interest in any land (including the Land) near the Premises or with any Authority (under any valid and enforceable requirement of that Authority) as the Landlord thinks fit.

(c)

This Lease will be taken to be subject to that easement or other right as envisaged by this clause 13.8 and the Tenant will promptly on request by the Landlord provide its consent to that easement or other right in the form reasonably required by the Landlord.

13.9	Change of landlord

If the Landlord deals with its interest in the Land (including by transfer or the grant of a head lease or concurrent lease) so that another person becomes landlord, the Landlord is released from any obligation under this Lease arising after it ceases to be landlord. If requested by the Landlord, the Tenant must, at the Landlord's expense, sign the documents which that other person reasonably requires to give it a direct contractual relationship with the Tenant.

13.10	Conversion of title

The Landlord may convert the title to the Building to strata (or similar) title and the Tenant must do anything the Landlord reasonably requires concerning the conversion, including executing any application, consent, plan, instrument or other document reasonably required by the Landlord in connection with the conversion, provided that the conversion does not:

(a)	materially diminish the Tenant's rights under this Lease; or

(b)	result in a substantial increase in costs to the Tenant.

13.11	Strata legislation and by-laws

If the Premises are, or pursuant to clause 13.10 become, a lot in a strata plan, the Tenant must comply with and must ensure that the Tenant's Employees and Agents comply with:

(a)	all relevant strata legislation; and

(b)	the by-laws of the strata scheme and any strata management statement or other instrument registered in connection with the strata scheme.

13.12	Landlord may rectify

The Landlord may do anything which the Tenant should have done under this Lease but which it has not done or which the Landlord considers the Tenant has not done properly. The Tenant must promptly pay all reasonable expenses and costs incurred by the Landlord under this clause 13.10.

13.13	Agents

The Landlord may appoint agents or others to exercise any of its rights or perform any of its duties under this Lease. Communications from the Landlord override those from the agents or others if they are inconsistent.

13.14	Common Areas

Subject to this Lease and the Rules, the Tenant and the Tenant's Employees and Agents may use the Common Areas for the purposes for which they are intended.

13.15	Rules

The Landlord may vary the Rules or make Rules which do not materially derogate from the Tenant's express rights under this Lease in connection with the operation, use and occupation of the Premises, the Land or the Building. The Landlord must give the Tenant a notice about the Rules which the Landlord makes or changes.

13.16	Authority

Any right of the Landlord under this Lease may be exercised by a person authorised by the Landlord.

14.	Expiry or Termination

14.1	Tenant to vacate

The Tenant must vacate the Premises on the earlier of the Expiry Date and the date on which this Lease is terminated and, before vacating the Premises, unless otherwise required by the Landlord, the Tenant must have completed the Make Good of the Premises prior to the day which is the earlier of the Expiry Date or the date on which the Premises are vacated by the Tenant.

14.2	If Tenant's Property not removed

(a)

If the Tenant does not Make Good as required under clause 14.1 then, without affecting any of its other rights, the Landlord may remove and store any fixtures, fittings, furnishings, cables, conduits, wires and other Tenant's Property and the Landlord may also Make Good.

(b)	The Tenant must pay the Landlord on demand:

(i)	all costs and expenses incurred in doing the works detailed in clause 14.2(a); and

(ii)	a fee equivalent to the aggregate of the Rent and Outgoings divided by 365 for each day that it does not Make Good (calculated at the rate provided for in clause 15.1(b)).

14.3	Forfeiture of Tenant’s Property

(a)

The Landlord may elect not to do any of the things mentioned in clause 14.2, in which case unless the Tenant does those things by the day which is the earlier of the Expiry Date or the date on which the Premises are vacated by the Tenant, then to the extent possible at law, on the Landlord giving notice to the Tenant, title to the Tenant's Property which is not removed from the Premises by the Tenant and which the Landlord has specified in its notice will be forfeited to the Landlord and become the property of the Landlord.

(b)	The Tenant:

(i)	warrants to the Landlord that as at the Expiry Date, no third party will have any interest or Security in or claim in respect of the items referred to in clause 14.3(a); and

(ii)	must do all things necessary (if any) to complete the transfer of ownership to the Landlord if the Landlord seeks by notice to effect a transfer of ownership in those items to the Landlord.
14.4	Delivery of Keys

On the day on which the Tenant must vacate the Premises, the Tenant must give the Landlord the keys, access cards and similar devices for the Building (if any) and the Premises held by the Tenant, the Tenant's Employees and Agents and any other person they have given them to.

15.	Holding Over

15.1	Monthly tenancy

If the Tenant continues to occupy the Premises after the Expiry Date with the Landlord's prior written approval, it does so under a monthly tenancy:

(a)	which either party may terminate on one month's notice ending on any day; and

(b)	at a rent which is an amount payable at the Lease Expiry Increased by 3.5% and Tenant’s Contribution payable by the Tenant for the preceding period of 12 months).

The amount and rate of that rent for the monthly tenancy may be reviewed at the times and in the manner which the Landlord determines to be appropriate in its absolute discretion, and any provision in this Lease relating to a mechanism for the calculation of or any limitation on or right of review of any Rent does not apply to this clause 15.1.

15.2	Conditions of monthly tenancy

Subject to clause 15.1, the monthly tenancy is on the same terms as this Lease except for those changes which:

(a)	are necessary to make this Lease appropriate for a monthly tenancy (but any bond or bank guarantee required under this Lease may not be reduced); or

(b)	the Landlord requires as a condition of giving its approval to the holding over, including an increase in rent.

16.	Damage to the Premises

16.1	Damage to the Premises

Clauses 16.2 to 16.8 will apply if:

(a)	the Premises are damaged so that they are substantially unfit for the use of the Tenant or substantially inaccessible; and

(b)	the damage has not been caused (in whole or in part) by the act, neglect or default of the Tenant.

16.2	Abatement of Rent and Tenant's Contribution

The Tenant is not liable to pay Rent and the Tenant's Contribution to Outgoings for the period that the Premises cannot be used or are inaccessible. If the Premises are still useable but the useability is diminished because of the damage, the Tenant's liability to pay Rent and Tenant’s Contribution to Outgoings is reduced in proportion to the reduction in useability.

16.3	Dispute

Any dispute under this clause 16 as to the amount by which the Rent and the Tenant's Contribution will reduce will be determined by a Valuer who:

(a)	is appointed in accordance with clause 3.6; and

(b)	acts as an expert and not as an arbitrator.

The parties must each pay one half of the Valuer's costs.

16.4	Restoration notice

If:

(a)	the Tenant wants the Landlord to repair the damage and gives the Landlord a damage notice within 21 days after the Premises are damaged; and

(b)	within 3 months after receiving the damage notice, the Landlord does not give the Tenant a restoration notice stating that the Landlord intends to repair the damage,

then the Tenant may terminate this Lease by giving one month's notice to the Landlord.

16.5	Tenant may terminate

If the Landlord does not repair the damage within a reasonable time after giving the restoration notice, the Tenant may give the Landlord a notice of intention to terminate, stating that the Tenant will terminate this Lease if the Landlord does not repair the damage within a reasonable time after receiving the termination notice. Unless the Landlord, after receiving that notice of intention to terminate, proceeds with reasonable expedition and diligence to commence or carry out the necessary works, the Tenant may terminate this Lease by giving not less than one month’s notice to the Landlord. At the end of that second notice, this Lease will be at an end.

16.6	Landlord may terminate

If, in the Landlord's opinion, it is impractical or undesirable to repair the damage, then the Landlord may terminate this Lease by giving one month's notice to the Tenant.

16.7	Termination on destruction

If the Premises are totally destroyed, then either party may terminate this Lease by giving one month's notice to the other.

16.8	Release

Each party releases the other party from liability or loss arising from and costs incurred in connection with the termination of this Lease under this clause 16 but not from any breach of this Lease existing at the date of termination.

17.	Default

17.1	Essential terms

Each obligation of the Tenant to pay money and to provide security to the Landlord and its obligations under clauses 6, 8, 11 and 12 are essential terms of this Lease. Other obligations under this Lease may also be essential terms.

17.2	Landlord's right to terminate

The Landlord may terminate this Lease by giving the Tenant notice or by re-entry if the Tenant:

(a)	repudiates its obligations under this Lease; or

(b)	has not paid any money payable to the Landlord under this Lease for 7 days after its due date (whether demanded or not); or

(c)	does not comply with an essential term of this Lease; or

(d)	does not comply with an obligation under this Lease (which is not an essential term) and, in the Landlord's reasonable opinion:

(i)	the non-compliance can be remedied, but the Tenant does not remedy it to the Landlord's reasonable satisfaction within a reasonable time after the Landlord gives the Tenant notice to remedy it; or

(ii)	the non-compliance cannot be remedied or compensated for; or

(iii)

the non-compliance cannot be remedied but the Landlord can be compensated and the Tenant does not pay the Landlord compensation satisfactory to the Landlord for the breach within 14 days after the Landlord gives the Tenant notice to pay it; or

(e)	an Insolvency Event occurs in respect of the Tenant or a guarantor of the Tenant's performance under this Lease.

17.3	Recovery of money

If this Lease is terminated either under clause 17.2 or 17.10, without limiting its other rights under this Lease, the Landlord may in its discretion:

(a)	at any time treat the event giving rise to that termination as a repudiation of this Lease by the Tenant; and

(b)	recover from the Tenant:

(i)	all arrears of money payable by the Tenant and any interest on that money calculated at the rate specified in Item 16, calculated in each case to that date of termination; and

(ii)	all costs (including the Landlord's administration costs) incurred by the Landlord in rectifying any breaches by the Tenant of this Lease; and

(iii)	all costs incurred by the Landlord in recovering any money or enforcing any security and, where applicable, in having a determination made under clause 17.3(b)(iv); and

(iv)	the Loss of Bargain Damage calculated in accordance with clause 17.5 and interest calculated in accordance with clause 17.8; and

(v)	all costs incurred by the Landlord for legal fees and expenses, marketing, agency fees and to Make Good.

17.4	Tenant acknowledgements

The Tenant agrees that:

(a)	a fundamental assumption in the calculation of any Incentive was that this Lease would continue until the Expiry Date; and

(b)

by entering into this Lease the Tenant represented and warranted to the Landlord that if there was no default of the Landlord entitling the Tenant to terminate before the Expiry Date, this Lease would continue until the Expiry Date; and

(c)

the Landlord will suffer loss if this Lease is terminated before the Expiry Date, for reasons other than the default of the Landlord, including that any Incentive was calculated on the basis of the assumption set out in clause 17.4(a) and that the Landlord relied on the representation and warranty set out in clause 17.4(b); and

(d)

the Loss of Bargain Damage (together with the repayment of part of any Incentive in accordance with clause 17.6) represents a genuine pre-estimate of the loss which will be suffered by the Landlord, including in relation to any Incentive and the early termination of this Lease if it does not continue until the Expiry Date for any reason other than the Landlord's default, without limiting any other loss or damage which the Landlord may recover in connection with early termination of this Lease and, in particular, the other provisions of this clause 17.

17.5	Loss of Bargain Damage

The Landlord may notify the Tenant of the Landlord's determination of the Loss of Bargain Damage. If the Tenant disputes the Landlord's notice determining the Loss of Bargain Damage by delivering a dispute notice within 14 days after receiving the Landlord's notice, or if required by the Landlord, then the Loss of Bargain Damage must be calculated by a Valuer appointed by the Landlord who is to determine as an expert and not as an arbitrator the Loss of Bargain Damage and who is to include in making that determination amounts for changes in market conditions which in that Valuer's opinion are proper and whose determination must be in writing and will be final and binding on the parties.

17.6	Forfeiture of Incentive

(a)	The Landlord may forfeit payments of, or allowances towards, the Incentive if the Tenant is in Unremedied Breach of this Lease.

(b)

The extent to which the Incentive will be forfeited under clause 17.6(a) will be equal to the period of time during which the Tenant is in Unremedied Breach, to the effect that, if the Tenant is (for example) in Unremedied Breach for a period of one month:

(i)	the Tenant will forfeit the right to one month's reduction of rent under the Incentive; or

(ii)	the Tenant will forfeit the right to one months' abatement of rent under the Incentive.

17.7	Not Used.

17.8	Landlord’s rights not limited

The rights and entitlements conferred on the Landlord by this clause 17 or their exercise:

(a)

do not restrict or prevent the Landlord from recovering loss or damage from the Tenant or from any security provided by or on behalf of the Tenant or from exercising any other right or remedy which the Landlord has or may acquire; and

(b)	are not adversely affected by:

(i)	granting the Tenant any concession, indulgence, forbearance or time to pay; or

(ii)	any compounding or compromise reached or attempted to be reached with the Tenant; or

(iii)	any acceptance of any moneys by the Landlord whether paid by the Tenant or by any other person; or

(iv)	any postponement, non-exercise or alteration of any right or remedy available to the Landlord; or

(v)	any alteration to this Lease agreed in writing by the Landlord; or

(vi)	the conversion of the term of this Lease to a monthly tenancy under clause 17.10; or

(vii)	the Landlord re-taking possession of the whole or any part of the Premises by any means.

17.9	Conversion to monthly tenancy

If any of the events specified in clause 17.2 occurs, the Landlord may by notice to the Tenant convert this Lease into a monthly tenancy which may be terminated by the Landlord on one month's notice to the Tenant expiring on any date. That monthly tenancy is to be on the same terms and conditions as this Lease (except for the term and any option to renew) and in particular the provisions of clauses 17.3 to 17.9 inclusive will apply as if this Lease had been terminated without being first converted to a monthly tenancy.

17.10	Confidential information

All information given to the Tenant by the Landlord in connection with the Incentive is the Landlord's confidential information and the Tenant may not disclose it to any person without the Landlord's prior approval.

17.11	Landlord’s entitlement continues

This clause 17:

(a)	continues after termination of this Lease; and

(b)	does not limit any other right which the Landlord may have under this Lease following its termination; and

(c)	does not permit the Landlord to recover again any amount which has been recovered from the Tenant whether as Loss of Bargain Damage or otherwise.

18.	Costs, Charges and Expenses

(a)	The Landlord and the Tenant must each pay their own costs of and incidental to the negotiation, preparation and execution of this Lease.

(b)	The Tenant must promptly pay in connection with this Lease and any document or matter in connection with it:

(i)	for everything it must do; and

(ii)	all stamp duty and registration fees; and

(iii)	on demand, the Landlord's reasonable costs, charges and expenses (including legal costs) including those for:

(A)	negotiating, preparing, executing, stamping and registering any actual or proposed transfer, sublease, licence or surrender or termination of this Lease; and

(B)

obtaining any consents which the Landlord must obtain before giving approvals, considering requests for approvals and considering any information provided with respect to any proposed dealing permitted by this Lease (even if the proposed dealing for which approval is requested does not proceed); and

(c)

all costs, charges and expenses in connection with works which the Tenant carries out, including those incurred by the Landlord and the Landlord’s consultants in considering, approving and supervising the works and those of modifying or varying the Premises, the Land or the Building because of the works (including under clause 11); and

(d)

all costs, charges and expenses in connection with the construction and subsequent removal and Make Good of any works requested by the Tenant in connection with any transfer, sublease or licence of the whole or any part of the Premises, including those incurred by the Landlord and the Landlord’s consultants in considering, approving and supervising the works and those of modifying or varying the Premises, the Land or the Building because of the works (including under clause 11); and

(e)

on demand, the Landlord’s costs in relation to any event specified in clause 17.2 occurring, the actual or contemplated enforcement of, or actual or contemplated exercise, preservation or consideration of any rights, powers or remedies under this Lease.

19.	Notices

19.1	Address for service

A notice, request, demand, consent, approval or other communication to or by a party or between the parties to this Lease must be:

(a)	in writing; and

(b)	left at the address or sent to the email address of the party in Item 2 or Item 3 (as relevant), as varied by notice.

19.2	Method of service

A notice or approval is taken to be given if sent by email, at the time that it is sent unless the sender is aware that transmission is impaired.

20.	Miscellaneous

20.1	Waiver and variation

A provision of or a right under this Lease may not be waived or varied except in writing signed by whoever is to be bound.

20.2	No waiver

If the Landlord:

(a)	accepts rent or any other money on any account (before or after termination); or

(b)	fails to exercise or delays exercising any right under this Lease including under clause 17; or

(c)	gives any concession or indulgence to the Tenant; or

(d)	attempts to mitigate its loss,

it is not a waiver of any breach or of the Landlord's rights under this Lease. An attempt by the Landlord to mitigate its loss is not a surrender of this Lease.

20.3	Approvals

The Landlord may withhold or give conditionally or unconditionally its approval in its absolute discretion unless this Lease expressly says otherwise.

20.4	Exclusion of statutory provisions

(a)

The covenants, powers and provisions implied in leases by sections 84, 84A, 86 and the short form covenants contained in Part 2 Schedule 4 of the Conveyancing Act 1919 (NSW) do not apply to this Lease.

(b)

The provisions of the Civil Liabilities Act 2002 do not apply to this Lease and the Lessor and Lessee agree that the rights, obligations and liabilities under this Lease are not limited and are not otherwise intended to be affected by the operation of the Civil Liabilities Act 2002.

20.5	Prior breaches

Expiry or termination of this Lease does not affect any rights in connection with a breach of this Lease before then.

20.6	Caveats

The Tenant may not:

(a)

lodge a caveat on the title to the Land, except a caveat noting the Tenant's interest under this Lease (if this Lease is not registered but must be to ensure that it is enforceable against the Landlord's successors in title); or

(b)	allow a caveat lodged by a person claiming through the Tenant to remain on that title.

If the Tenant lodges a caveat permitted by this clause 20.6, it must do everything necessary to permit registration of any dealing if its rights under this Lease are not diminished. The Tenant must withdraw that caveat on the earlier of registration and expiry or termination of this Lease.

20.7	Warranties and undertakings

(a)	The Tenant warrants that it:

(i)	has relied only on its own enquiries in connection with this Lease and not on any representation or warranty by the Landlord or any person acting or seeming to act on the Landlord's behalf; and

(ii)	was made aware of the Rules when signing this Lease.

(b)	The Tenant must comply on time with undertakings given by or on behalf of the Tenant in connection with this Lease.

20.8	Counterparts

This Lease may consist of a number of counterparts and the counterparts taken together constitute one and the same instrument.

20.9	Severability

If the whole or any part of a provision of this Lease is void, unenforceable or illegal in a jurisdiction, it is severed for that jurisdiction. The remainder of this Lease has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause 20.9 has no effect if the severance alters the basic nature of this Lease or is contrary to public policy.

20.10	Further assurances

The Tenant must do all things reasonably required by the Landlord to give effect to the terms of this Lease including, in relation to any Security in favour of the Landlord, anything necessary for the purposes of:

(a)	ensuring that Security is enforceable, perfected and otherwise effective; or
(b)	enabling registration, or giving notification, in connection with that Security so that Security has priority; or

(c)	exercising rights in connection with that Security.

20.11	PPSA

(a)

The Tenant waives its right to receive any verification statement (or notice of any verification statement) in respect of any financing statement or financing change statement relating to any Security in favour of the Landlord created under this Lease.

(b)	Neither party is permitted to disclose any information under section 275(4) of the PPSA, unless section 275(7) of the PPSA applies.

(c)

The Landlord and Tenant contract out of the Tenant's right to receive any notice under section 130 and section 135 of the PPSA and the right to receive any statement and account under section 132 of the PPSA.

21.	Bank Guarantee and Security Deposit

21.1	Tenant to deliver Bank Guarantee and Security Deposit

(a)

On or before the date on which the Tenant executes this Lease, if particulars of a Bank Guarantee or Security Deposit appear in Item 15 the Tenant must deliver that Bank Guarantee or Security Deposit to the Landlord. The Bank Guarantee or Security Deposit will be security for the performance by the Tenant under this Lease.

(b)	The Tenant must at all times ensure that the Bank Guarantee is kept current and enforceable.

(c)	The Tenant must pay the Security Deposit by way of bank cheque to the Landlord or as the Landlord directs.

21.2	Landlord may call on Bank Guarantee

(a)

If the Landlord, acting in good faith, believes that the Tenant has not complied with any of its obligations under this Lease, whether this Lease is registered or not, the Landlord may without notice to the Tenant call on the Bank Guarantee and apply any money received towards money (including damages) payable by the Tenant in connection with this Lease or any Related Agreement as the Landlord determines.

(b)

The Landlord may call and the bank is entitled to pay under the Bank Guarantee without reference to the Tenant and despite any contrary objection, claim or direction by the Tenant or any other part to a Related Agreement. The Landlord and Tenant agree that it is not a precondition to the exercise of the Landlord’s rights under this clause 21 that a Court determines whether an actual default has occurred.

(c)	The rights under this clause 21 are in addition to the other rights and remedies of the Landlord in relation to any default of the Tenant in connection with this Lease.

(d)	Once the actual amounts referred to under clauses 21.2(b)has been finally determined, the Landlord will:

(i)

give the Tenant relevant details of that loss or damage or expenditure or the amount payable (including, where appropriate, copies of the invoices and receipts for the amounts expended or calculations of the amount payable); and

(ii)	subject to the Tenant complying with clause 21.3(a), promptly reimburse to the Tenant any amount called on the Bank Guarantee which is in excess of the amount referred to in clause 21.2(d)(i).

21.3	Replacement or additional Bank Guarantee

If the Landlord:

(a)

calls on the Bank Guarantee or the amount of the required Bank Guarantee is increased, then no later than 7 days after the Landlord gives the Tenant a notice asking for it, the Tenant must deliver to the Landlord a replacement or additional Bank Guarantee so that the Landlord holds a guarantee for the amount in Item 15; or

(b)

sells or transfers the Land, the Tenant must do whatever the Landlord reasonably requires to give the purchaser or transferee the benefit of the Bank Guarantee or provide to the purchaser or transferee new Bank Guarantee in favour of the purchaser or transferee in exchange for the return of the Bank Guarantee previously provided.

21.4	Return of Bank Guarantee

Subject to clause 21.2, the Landlord will return every Bank Guarantee to the Tenant promptly following the later of (as appropriate):

(a)	the date which is three months after:

(i)	if this Lease ends on the Expiry Date, the Expiry Date; and

(ii)	if this Lease ends on a date other than the Expiry Date, the date this Lease ends; and

(b)	the date on which the Tenant has complied with all of its obligations under this Lease, including under clause 14; and

(c)	receipt by the Landlord of a replacement Bank Guarantee in accordance with clause 21.3; and

(d)	receipt by the Landlord of a replacement Bank Guarantee where a new lease has been granted by the Landlord under clause 23.

21.5	Landlord’s right to claim Security Deposit

(a)

If the Tenant does not comply with any of its obligations under this Lease, whether this Lease is registered or not, then the Landlord may, without notice to the Tenant, apply the Security Deposit (or any part of it) in order to:

(i)	cover the Landlord for any loss or damage suffered or anticipated to be suffered by the Landlord; or

(ii)	cover the Landlord for the expenditure incurred or anticipated to be incurred; or

(iii)	pay the Landlord any amounts payable by the Tenant under this Lease, or which will be payable by the Tenant under this Lease,

arising from the non-compliance by the Tenant with this Lease, even though the amount of the Security Deposit applied by the Landlord may exceed any actual loss or damage suffered by or any amount expended by or any amount payable to the Landlord.

(b)	Once the amounts referred to under clauses 21.5(a)(i) to 21.5(a)(iii) have been finally determined, the Landlord will:

(i)

give the Tenant relevant details of that loss or damage or expenditure or the amount payable (including, where appropriate, copies of the invoices and receipts for the amounts expended or calculations of the amount payable); and

(ii)	subject to the Tenant complying with clause 21.6(a), promptly reimburse to the Tenant any amount called on the Security Deposit which is in excess of the amount referred to in clause 21.5(b)(i).

21.6	Reinstatement or replacement of Security Deposit

If the Landlord:

(a)

applies the Security Deposit (or any part of it) under clause 21.5 or the amount of the required Security Deposit is increased, then no later than 7 days after the Landlord gives the Tenant a notice asking for it, the Tenant must deliver to the Landlord a cheque in order to reinstate the Security Deposit so that the Landlord holds a guarantee for the amount in Item 15; or

(b)	sells or transfers the Land, the Tenant must do whatever the Landlord reasonably requires to give the purchaser or transferee the benefit of the Security Deposit.

21.7	Repayment of Security Deposit

Subject to clause 21.5, the Landlord will return the Security Deposit to the Tenant promptly following the later of (as appropriate):

(a)	the date which is three months after:

(i)	if this Lease ends on the Expiry Date, the Expiry Date; and

(ii)	if this Lease ends on a date other than the Expiry Date, the date this Lease ends; and

(b)	the date on which the Tenant has complied with all of its obligations under this Lease, including under clause 14.

21.8	Essential term

The Tenant's obligations under this clause 21 are essential terms of this Lease.

22.	Guarantee and Indemnity

22.1	Consideration

The Guarantor gives this guarantee and indemnity in consideration of the Landlord agreeing to enter into this Lease at the request of the Guarantor. The Guarantor acknowledges the receipt of valuable consideration from the Landlord for the Guarantor incurring obligations and giving rights under this guarantee and indemnity.

22.2	Guarantee

The Guarantor unconditionally and irrevocably guarantees to the Landlord the due and punctual performance and observance by the Tenant of its obligations:

(a)	under this Lease, even if this Lease is not registered or is found not to be a lease or is found to be a lease for a term less than the Term; and

(b)in connection with its occupation of the Premises, including the obligations to pay money.

22.3	Indemnity

As a separate undertaking, the Guarantor unconditionally and irrevocably indemnifies the Landlord against all liability or loss arising from, and any costs, charges or expenses incurred in connection with:

(a)	the Tenant's breach of this Lease; or

(b)the Tenant's occupation of the Premises, including a breach of the obligations to pay money; or

(c)	a representation or warranty by the Tenant in this Lease being incorrect or misleading when made or taken to be made; or

(d)	a liquidator disclaiming this Lease.

It is not necessary for the Landlord to incur expense or make payment before enforcing that right of indemnity.

22.4	Interest

The Guarantor agrees to pay interest on any amount payable under this guarantee and indemnity from when the amount becomes due for payment until it is paid in full. The Guarantor must pay accumulated interest at the end of each month without demand. Interest is calculated on daily balances at the rate set out in Item 16.

22.5	Enforcement of rights

The Guarantor waives any right it has of first requiring the Landlord to commence proceedings or enforce any other right against the Tenant or any other person before claiming under this guarantee and indemnity.

22.6	Continuing security

This guarantee and indemnity is a continuing security and is not discharged by any one payment.

22.7	Guarantee not affected

The liabilities of the Guarantor under this guarantee and indemnity as a guarantor, indemnifier or principal debtor and the rights of the Landlord under this guarantee and indemnity are not affected by anything which might otherwise affect them at law or in equity including, but not limited to, one or more of the following:

(a)	the Landlord granting time or other indulgence to, compounding or compromising with or releasing the Tenant or any other Guarantor; or

(b)	acquiescence, delay, acts, omissions or mistakes on the part of the Landlord; or

(c)	any transfer of a right of the Landlord; or

(d)	the termination, surrender or expiry of, or any variation, assignment, subletting, licensing, extension or renewal of or any reduction or conversion of the Term of this Lease; or

(e)	the invalidity or unenforceability of an obligation or liability of a person other than the Guarantor; or

(f)	any change in the Tenant's occupation of the Premises; or

(g)	this Lease not being registered; or

(h)	this Lease not being effective as a lease; or

(i)	this Lease not being effective as a lease for the Term; or

(j)	any person named as Guarantor not executing or not executing effectively this guarantee and indemnity; or

(k)	a liquidator disclaiming this Lease.

22.8	Suspension of Guarantor's rights

The Guarantor may not:

(a)	raise a set-off or counterclaim available to it or the Tenant against the Landlord in reduction of its liability under this guarantee and indemnity; or

(b)	claim to be entitled by way of contribution, indemnity, subrogation, marshalling or otherwise to the benefit of any security or guarantee held by the Landlord in connection with this Lease; or

(c)	make a claim or enforce a right against the Tenant or its property; or

(d)

prove in competition with the Landlord if a liquidator, provisional liquidator, receiver, administrator or trustee in bankruptcy is appointed in respect of the Tenant or the Tenant is otherwise unable to pay its debts when they fall due, until all money payable to the Landlord in connection with this Lease or the Tenant's occupation of the Premises is paid.

22.9	Reinstatement of guarantee

If a claim that a payment to the Landlord in connection with this Lease or this guarantee and indemnity is void or voidable (including a claim under laws relating to liquidation, administration, insolvency or protection of creditors) is upheld, conceded or compromised, then the Landlord is entitled immediately as against the Guarantor to the rights to which it would have been entitled under this guarantee and indemnity if the payment had not occurred.

22.10	Costs

The Guarantor agrees to pay or reimburse the Landlord on demand for:

(a)

the Landlord's costs, charges and expenses in making, enforcing and doing anything in connection with this guarantee and indemnity including, but not limited to, legal costs and expenses on a full indemnity basis; and

(b)	all stamp duties, fees, taxes and charges which are payable in connection with this guarantee and indemnity or a payment, receipt or other transaction contemplated by it.

Money paid to the Landlord by the Guarantor must be applied first against payment of costs, charges and expenses under this clause 22.10 then against other obligations under this guarantee and indemnity.

22.11	Landlord may assign

The Landlord may assign its rights under this guarantee and indemnity.

23.	Option for a New Lease

23.1	Conditions to exercise

The Landlord must grant a new lease under this clause 23 on the Expiry Date to commence on the next day only if:

(a)	the Tenant gives the Landlord and the Landlord receives an Option Notice within the period specified in Item 11;

(b)	when the Tenant gives that Option Notice, and from that time until the Expiry Date, the Tenant is not in breach of this Lease or if in breach, that breach has been waived in writing by the Landlord;

(c)

the Tenant delivers to the Landlord before the Expiry Date a guarantee of or a guarantee of and an indemnity in connection with the Tenant's obligations under the new lease by the same person, or another person acceptable to the Landlord, on the same terms as any given in connection with the Tenant's obligations under this Lease; and

(d)	the Tenant delivers to the Landlord before the Expiry Date or promptly upon written notice from the Landlord:

(i)	a replacement Bank Guarantee for a sum equivalent to the number of months’

Rent and Outgoings and GST on those sums specified in Item 15; or

(ii)	an additional sum of money which when added to the Security Deposit held by the Landlord will be equivalent to the number of months’ Rent and Outgoings and GST on those sums specified in Item 15.

23.2	Conditions of new lease

The new lease is to be on terms similar to this Lease except that:

(a)	if particulars of more than one new lease are specified in Item 7, the particulars of the first new lease specified are deleted from Item 7; and

(b)	if the particulars of the new lease are the only particulars specified in Item 7, this clause 23 and Item 7 are deleted; and

(c)	the rent from the commencement date of the new lease is to be decided under clauses

2.3 or 3 (as applicable) as if that date was a Rent Review; and

(d)	the term, the commencement date, the expiry date and the rent review dates are to be those first specified in Item 7; and

(e)	the new lease must reflect any variations to this Lease which become effective during the Term.

24.	Privacy

24.1	Definitions and interpretation

In this clause:

APP means a Australian Privacy Principles;

Personal Information has the meaning given to this term in the Privacy Act; and

Privacy Act means the Privacy Act 1988 (Cth) and any guidelines issued by the Federal Privacy Commissioner under the Privacy Act.

24.2	Privacy

(a)	The Tenant agrees that the Landlord may use Personal Information provided to the Landlord by the Tenant.

(b)	The Tenant must, at the Landlord’s request, assist the Landlord to discharge its obligations under APP 1.5 by including a notice which satisfies the requirements of APP

1.3 at the time the Tenant provides Personal Information to the Landlord about other individuals, including the Tenant’s employees or contractors.

25.	Limitation of liability

25.1	Limitation

(a)	In this clause 25:

(i)	Trustee means ESR Investment Nominees 3 (Australia) Pty Ltd ACN 146 630 239;

(ii)	Trust means the PHL N Orion Road Trust No 1 ABN 33 171 600 676; and

(iii)	Trust Deed means the trust deed establishing the Trust, as varied from time to time.

(b)	Each party to this Lease other than the Trustee acknowledges that the Trustee enters into this Lease only in its capacity as trustee of the Trust and in no other capacity.

(c)	Subject to Clause 25.1(e):

(i)

a liability arising under or in connection with this Lease is limited to and can be enforced against the Trustee only to the extent to which it can be satisfied out of the property of the Trust. The limitation of the Trustee's liability applies despite any other provision of this Lease and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement, or transaction related to this Lease;

(ii)

no party to this Lease may sue the Trustee in any capacity other than as trustee in respect of the Trust, including seeking the appointment to the Trustee of a receiver (except in relation to property of the Trust), a liquidator, administrator or any similar person or proving in any liquidation, administration or arrangement of or affecting the Trustee (except in relation to the Trust); and

(iii)

each party to this Lease other than the Trustee waives its rights and releases the Trustee from any personal liability in respect of any loss which it may suffer as a consequence of a failure of the Trustee to perform its obligations under this Lease, which cannot be paid or satisfied out of any property held by the Trustee.

(d)

The provisions of Clause 25.1(c) do not apply to any obligation or liability of the Trustee to the extent arising as a result of the Trustee’s fraud, gross negligence or wilful default or where the Trustee’s right of indemnity is otherwise reduced by operation of law.

(e)

No act or omission of the Trustee (including any related failure to satisfy its obligations or breach of representations or warranty under this Lease) will be considered fraud, gross negligence or wilful default of the Trustee for the purposes of Clause 25.1(c) to the extent to which the act or omission was caused by any act of omission of any other person.

26.	Not used

27.	Environmental Sustainability

27.1	Environmental Sustainability Commitments

(a)	The Landlord and the Tenant are each committed to managing and operating the Building to promote energy efficiency and minimise the environmental impact of the use and occupation of the Building.

(b)	As part of their commitment in clause 27.1(a), the Landlord and the Tenant will cooperate with each other and act in good faith to:

(i)	positively contribute to the working environment of the occupants of the Building, and

(ii)	promote the efficient use of resources in the management and operation of the Building; and

(iii)	improve and be accountable for energy efficiency in the Building wherever possible.

(c)

In order to achieve the outcomes in clause 27.1(a), the Tenant will, wherever practicable and reasonable, cooperate with the Landlord's initiatives to reduce energy consumption, water and waste and increase recycling, having regard to the extent of any works required to do so, the cost of these works and the extent of interference to occupiers of the Building arising from any such works.

27.2	Effect of breach

A breach of this clause 25 by either party will not constitute a breach of this Lease.

Schedule 1 - Rules

The provisions of the Lease apply to these Rules.

1.	The Tenant must not:

(a)	smoke in the Premises or in any part of the Building or within 20 metres of any exit or entrance to the Premises or the Building;

(b)	put up signs, notices, advertisements, blinds or awnings, antennae or receiving dishes or install vending or amusement machines without the Landlord's approval;

(c)	hold auction, bankrupt or fire sales in the Premises;

(d)	keep an animal or bird on the Premises;

(e)	use a business name which includes words connecting the business name with the Building without the Landlord's approval;

(f)	remove floor coverings from where they were originally laid in the Premises without the Landlord's approval;

(g)	do anything to the floor coverings in the Premises which affects any guarantee in connection with them if the Landlord has given the Tenant a notice setting out the relevant terms of the guarantee;

(h)	use any method of heating, cooling or lighting the Premises other than those provided or approved by the Landlord;

(i)	use the escalators or passenger lifts to carry goods or equipment;

(j)	operate a musical instrument, radio, television or other equipment that can be heard outside the Premises;

(k)	throw anything out of any part of the Premises or the Building or down lift wells;

(l)	move heavy or bulky objects through the Building without the Landlord's approval;

(m)	obstruct or interfere with:

(i)	windows in the Premises except by internal blinds or curtains approved by the Landlord; or

(ii)	any air vents, air conditioning ducts or skylights in the Premises;

(n)	interfere with directory boards provided by the Landlord; or

(o)	park or permit or suffer any of the Tenant’s Employees and Agents to park or leave any motor or other vehicle in any place in which the Landlord may from time to time prohibit parking; and

(p)	store or permit any item to be left outside the Premises without the prior approval in writing of the Landlord.

2.	The Tenant must:

(a)	put up signs in the Premises prohibiting smoking if required by the Landlord;

(b)	if the Landlord approves the Tenant's use of a business name which is connected with the Building, terminate any right it has to use that business name on the date it must vacate the Premises;

(c)	secure the Premises when they are unoccupied and comply with the Landlord's directions about Building security;

(d)

if there are directory boards, submit the form in which it requires its name and description to appear on them to the Landlord for its approval, make whatever changes the Landlord reasonably requires and pay the Landlord on demand the cost of placing that information on the directory boards;

(e)	comply with any directions of the Landlord in connection with the disposal of or recycling of rubbish;

(f)	use reasonable endeavours to support any sustainability initiatives of the Landlord;

(g)	co-operate with and assist the Landlord by providing to the Landlord all information that the Landlord reasonably requests to enable the Landlord to:

(i)	prepare any report required by law or which the Landlord, in relation to a legal obligation, requires prepared; and

(ii)	provide any information required by law; and

(h)	conduct and complete any environmental assessment for the Premises or the Building.

Signing Page

Executed as a deed

We certify this Lease to be correct for the purposes of the Real Property Act 1900 (NSW).

Dated

LANDLORD

Executed by ESR Investment Nominees 3 (Australia) Pty Ltd ACN 146 630 239 in accordance with section 127(1) of the Corporations Act 2001:
Signature of Director	Signature of Director/Secretary
Name of Director (Block Letters)	Name of Director/Secretary (Block Letters)

TENANT

Executed by Netcomm Wireless Pty Ltd ACN 002 490 486 in accordance with section 127(1) of the Corporations Act 2001, in the presence of:
Signature of Director	Signature of Director/Secretary
Name of Director (Block Letters)	Name of Director/Secretary (Block Letters)